This Option has not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of such Act and applicable laws or some other exemption from the registration requirements of such Act and applicable laws is available with respect thereto. This Option is also subject to the transfer restrictions set forth herein.

NON-STATUTORY STOCK OPTION AGREEMENT

THIS OPTION GRANT AGREEMENT (the "Agreement"), dated as of March 15, 2006 (the "Grant Date"), is entered into between RUBINCON VENTURES INC., a Delaware corporation (the "Company"), and MARTIN MOSKOVITS (the "Option-holder").

WHEREAS, the Option-holder is an independent contractor of the Company;

WHEREAS, the Company desires to afford the Option-holder an opportunity to purchase shares of common stock ("Common Stock") in the Company as provided in this Agreement, effective as of the Grant Date; and

WHEREAS, the Board of Directors of the Company has approved the issuance of this option to Option-holder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Issuance.

This option is issued by the Company as of the Grant Date.

2. Grant of Option, Option Price and Term.

(a) Grant. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Option-holder, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option ("Option") to purchase one hundred thousand (100,000) shares of Common Stock of the Company ("Option Shares"). This Option is intended to be neither an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nor an option granted pursuant to an "employee stock purchase plan" as defined in Section 423 of the Code.

(b) Option Price. For each of the Option Shares purchased, upon purchase thereof the Option-holder shall pay to the Company one dollar ($1.00) (the "Option Price") which the parties agree represents the fair market value of the Option Shares on the Grant Date. Accordingly, the aggregate Option Price to purchase all of the Option Shares subject to the Option granted hereunder is $100,000 (the "Aggregate Option Price").

(c) No Fractional Shares. The Company shall not be required to issue any fractional Option Shares hereunder. The fair market value of any fractional Option Shares to be issued to the Option-holder upon exercise of an Option issued under this Agreement shall be paid by the Company to the Option-holder in cash.

(d) Option Term. The term of the Option granted hereunder shall be a period of five (5) years from the Grant Date (the "Option Period"). The termination of the Option Period shall result in the termination and cancellation of such Option. In no event shall the Option be exercisable at any time after the expiration of the Option Period.

3. Vesting.

The Options granted herein shall vest in accordance with the Schedule attached hereto.

4. Exercise of Option.

a) Exercise for Cash

The vested portion of this Option may be exercised, in whole at any time or in part from time to time, commencing March 15, 2006, and prior to 5:00 P.M., P.S.T., on March 14, 2011, by the Option-holder by the surrender of this Option (with the subscription form at the end hereof duly executed) to the Company at its principal office, together with proper payment of the Option Price times the number of shares of Common Stock to be received. Payment for Option Shares shall be made by certified or official bank check payable to the order of the Company or if applicable, without cash pursuant to a cashless net exercise. If this Option is exercised in part, this Option must be exercised for a number of whole shares of the Common Stock, and the Option-holder is entitled to receive a new Option covering the Option Shares which have not been exercised. Upon such surrender of this Option the Company will (a) issue a certificate or certificates in the name of the Option-holder for the largest number of whole shares of the Common Stock to which the Option-holder shall be entitled and, if this Option is exercised in whole, in lieu of any fractional share of the Common Stock to which the Option-holder shall be entitled, pay to the Option-holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Option, or the proportionate part thereof if this Option is exercised in part, pursuant to the provisions of this Option.

b) Cashless Net Exercise

At the Company's option, in lieu of exercising this Option in the manner set forth in paragraph 4(a) above, this Option may be exercised, in whole or in part, by surrender of the Option without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form (at the end hereof, duly executed). The number of shares to be issued in exchange for the Option will be computed by subtracting the Option Exercise Price from either (i) the last sale price of the Common Stock on the date of receipt of the cashless exercise subscription form, or (ii) the most recent negotiated value used in connection with any sale of the Company's securities or in connection with any business combination involving the Company, and multiplying that amount by the number of shares represented by the Option, and dividing by the last sale price as of the same date. If this Option is exercised in whole, in lieu of any fractional share of the Common Stock to which the Option-holder shall be entitled, the Company shall pay to the Option-holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine). If this Option is exercised in part, this Option must be exercised for a number of whole shares of the Common Stock, and the Option-holder is entitled to receive a new Option covering the Option Shares which have not been exercised.

5. Reservation of Option Shares.

The Company agrees that, prior to the expiration of this Option, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Option, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Option, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities laws restrictions) and free and clear of all pre-emptive rights.

6. Anti-Dilution Provisions.

a) If, at any time or from time to time after the date of this Option, the Company shall issue or distribute (for no consideration) to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 6(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such non-excluded event being herein called a "Special Dividend"), the Option Price shall be adjusted by multiplying the Option Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the ten consecutive business days immediately prior to the record date of the daily closing price of the Common Stock as reported by the principal exchange or market on which the Common Stock is listed) less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 6(a) shall become effective immediately after the record date of any such Special Dividend.

b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Option Price shall be adjusted so that the Option-holder of this Option upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned had he exercised his Options immediately prior thereto. An adjustment made pursuant to this Subsection 6(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or recapitalization. If, as a result of an adjustment made pursuant to this Subsection 6(b), the Option-holder of any Option thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Option-holder of any Option promptly after such adjustment) shall reasonably determine the allocation of the adjusted Option Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

    In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Option-holder of this Option shall have the right thereafter to convert such Option into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Option been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 6 with respect to the rights and interests thereafter of the Option-holder to the end that the provisions set forth in this Section 6 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Option. The above provisions of this Subsection 6(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Option shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Option-holders of the Options not less than 10 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

(d) Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of this Option in the event of (i) the adoption of a plan of merger or consolidation under which all the shares of capital stock of the Company would be eliminated, (ii) a sale of all or substantially all of the Company's assets or shares of capital stock, or (iii) a change of control wherein the stockholders of the Company immediately prior to the transaction own less than 50% of the outstanding stock of the Company immediately after the transaction. Alternatively, the Company may, in its sole discretion, cancel all or any portion of this Option upon any of the foregoing events and provide for the payment to the Option-holder in cash of an amount equal to the difference between the Option Price and the price of a share of Common Stock, as determined in good faith by the Board of Directors of the Company, at the close of business on the date of such event, multiplied by the number of shares of Common Stock subject to this Option that are so canceled.

(e) Upon the dissolution or liquidation of the Company other than in connection with a transaction to which another provision or provisions of this Section 6 is/are applicable, this Option shall terminate and become null and void; provided, however, that if the rights of the Option-holder under this Option has not otherwise terminated and expired, the Option-holder shall have the right immediately prior to such dissolution or liquidation to exercise the vested portion of this Option to the extent that the right to purchase shares under this Option has become exercisable as of the date immediately prior to such dissolution or liquidation.

f) No adjustment in the Option Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 6(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 6 (other than this Subsection 6(f)) not later than such time as may be required in order to preserve the tax-free nature of the issuance to the Option-holder of this Option. All calculations under this Section 6 shall be made to the nearest cent. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Option Price, in addition to those required by this Section 6, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

g) Whenever the Option Price is adjusted as provided in this Section 6 and upon any modification of the rights of the Option-holder in accordance with this Section 6, the Board of Directors of the Company shall prepare a certificate setting forth the Option Price and the number of Option Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Option-holder.

h) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Option-holder not less than 10 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

7. Fully Paid Stock, Taxes.

The Company agrees that the shares of the Common Stock represented by each and every certificate for Option Shares delivered on the exercise of this Option shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Option Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Option Share or certificate therefor.

8. Transferability.

Subject to compliance with federal and applicable state securities laws and the provisions of Section 14, the Option-holder may, prior to exercise or expiration thereof, surrender such Option at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered Option-holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered Option-holder, the Company shall issue in exchange therefor another Option or Options, in such denominations as requested by the registered Option-holder, for the same aggregate number of Option Shares so surrendered and containing the same provisions and subject to the same terms and conditions as the Option(s) so surrendered. The Company may treat as the registered Option-holder of this Option as his or its name appears on the Company's books at any time as the Option-holder for all purposes. All Options issued upon the transfer or assignment of this Option will be dated the same date as this Option, and all rights of the transferee Option-holder thereof shall be identical to those of the original Option-holder.

9. Loss, etc., of Option.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver to the Option-holder a new Option of like date, tenor and denomination.

10. Option-holder Not Shareholder.

Except as otherwise provided herein, this Option does not confer upon the Option-holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

11. Communication.

Any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing, (i) and is personally delivered, (ii) five days after such written material is mailed by first-class mail, postage prepaid, or (iii) one day after such written material is sent by a nationally recognized overnight courier, addressed to:

a) the Company at 1313 East Maple Street, Suite 223, Bellingham, WA 98225. Attn: President or such other address as the Company has designated in writing to the Option-holder; or

    the Option-holder at 1431 Portesuello, Santa Barbara, CA 93105, or such other address as the Option-holder has designated in writing to the Company.

12. No Disclosure Rights.

None of the Company or any of its affiliates shall have a duty or obligation to affirmatively disclose to the Option-holder or a representative of Option-holder, and the Option-holder or a representative shall have no right to be advised of, any material information regarding the Company or any of its affiliates at any time prior to, upon or in connection with the exercise of an Option or the Company's purchase of Option Shares in accordance with the terms of this Agreement.

13. Headings.

The headings of this Option have been inserted as a matter of convenience and shall not affect the construction hereof.

14. Withholding.

The Option-holder acknowledges that, upon any exercise of this Option, the Company shall have the right to require the Option-holder to pay to the Company an amount equal to the amount the Company is required to withhold as a result of such exercise for federal and state income tax purposes.

15. Applicable Law.

This Option shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

16. Securities Law Compliance.

The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. The Option-holder may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered or exempt from registration and freely tradable under applicable state and federal securities laws, for Option-holder's own account without a view to any further distribution thereof, that the certificates for such Option Shares shall bear an appropriate legend to that effect and that such Option Shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

17. Nontransferability.

Except as otherwise agreed to by the Company, during the lifetime of Option-holder, this Option shall be exercisable only by Option-holder or by the Option-holder's guardian or other legal representative, and shall not be assignable or transferable by Option-holder, in whole or in part, other than by will or by the laws of descent and distribution. Notwithstanding any other Section of this Agreement, any such attempted sale, assignment, conveyance, gift, pledge, hypothecation or transfer shall be null and void and shall nullify such Option immediately.

18. Scope of Agreement.

This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Option-holder and any successor or successors of Option-holder permitted by Section 17 above.

19. Market-Stand-Off Agreement.

The Option-holder agrees (and the Option-holder shall cause any holder of the Option Shares who receives his or her Option Shares pursuant to a private transfer from the Option-holder to agree) that the Option-holder shall not sell or otherwise transfer or dispose of any Option Shares held by such Option-holder (other than any Option Shares concurrently being registered) for 180 days or such other period specified by the underwriters of the Option Shares, or other class of securities of the Company being registered, not to exceed twelve months following the effective date of a registration statement of the Company filed under the Securities Act, excluding Form S-8 and Form S-4 and other non-applicable forms. The Option-holder shall enter into such written agreement(s) as shall be requested by the Company which are consistent with the foregoing or which are necessary to given effect thereto.

20. Changes in Company's Capital or Organizational Structure.

The existence of the Option shall not affect in any way the right or authority of the Company or its members to make or authorize any or all adjustments, recapitalizations, reclassifications, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any class of interests in the Company or affecting the Option Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

21. Entire Agreement.

This Agreement constitutes the entire obligation of the parties hereto with respect to the subject matter of this Agreement and shall supersede any prior expressions of intent or understanding with respect to such subject matter.

22. Amendment.

Any amendment to this Agreement shall be in writing and signed on behalf of the Company, and if required pursuant to this Agreement, by Option-holder.

23. Waiver; Cumulative Rights.

The failure or delay of either party hereto to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

24. Counterparts.

This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

25. Headings, Gender and Number.

The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context so requires.

26. Severability.

If any one or more of the provisions of this Agreement shall be held by a court or arbitration tribunal of competent jurisdiction or other authority to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby; such court, arbitration tribunal or other authority is hereby authorized and directed to modify or amend the invalid, illegal or unenforceable provision to the minimum extent necessary to render it valid and enforceable and to achieve as fully as lawful the intention of the parties in agreeing to such provision, and such provision, as so modified or amended, shall be valid and binding upon the parties.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Option-holder has hereunto set his hand, all as of the day and year first above written.

RUBINCON VENTURES INC.

a Delaware corporation

By: /s/Guy Peckham

Its: /s/President

OPTION-HOLDER:

By: /s/ Martin Moskovits

Martin Moskovits

VESTING

SCHEDULE

Option-holder's Options shall vest and become exercisable in accordance with the following terms:

25,000 of the options granted to Option-holder under this Non-Statutory Stock Option Agreement (the "Agreement") by the Company shall vest and become exercisable immediately on the Grant Date under the Agreement.

75,000 of the options granted to Option-holder under this Agreement by the Company shall vest and become exercisable upon the closing by the Company of a Nano Technology Acquisition that Option-holder was instrumental in identifying for the Company. For purposes of this Agreement, a "Nanotechnology Acquisition" shall mean the acquisition by the Company of a company, a division or line of business of a company, the purchase of assets or intellectual property from a person or company, or the investment in a research and development project, each involving nanotechnology.